UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2018

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around December 7, 2018.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•               liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•               failing to maintain and protect our brand, independence, and reputation;

•               failing to differentiate our products and continuously create innovative, proprietary research tools;

•               failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•               trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•               inadequacy in our business continuity program in the event of a material emergency or adverse political or regulatory developments;

•               liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•               compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•               an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;

•               downturns in the financial sector, global financial markets, and global economy;

•               the effect of market volatility on revenue from asset-based fees;

•               the failure of acquisitions and other investments to produce the results we anticipate;

•               the failure to recruit, develop, and retain qualified employees;

•               challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•               liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and

•               the failure to protect our intellectual property rights or claim of intellectual property infringement against us.

Investor Questions and Answers: November 9, 2018

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through November 9, 2018.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1.              In the Q3 2018 press release, management commented that higher compensation and higher D&A led to strong expense growth. If not for the margin benefit of the one-time upfront licensing revenue lift, margin results would’ve been down 200 bps versus last year. Should the comp and D&A drags be expected to continue in coming quarters?

We disclosed that a license amendment in the third quarter of 2018 resulted in an upfront license fee that added $10.5 million in revenue to the quarter. The net impact of this revenue benefit to operating income growth was 19.9 percentage points, or 3.1 percentage points to operating margin, which implies that operating margin would have contracted by 1.1 percentage points year over year to 21.9% in the absence of the license amendment.

As we stated in our Q1 2018 and Q2 2018 earnings releases, we have been anticipating sequential increases in the rate of our overall expense growth throughout the year. In particular, we’ve been making certain headcount investments to support growth in high-potential areas of our business, which have contributed to a year-over-year increase in compensation expense for Q3 2018. In addition, strong year-to-date company performance against our internal goals continues to justify higher bonus accruals relative to 2017.

As for depreciation and amortization expense, disaggregating the components as disclosed in our third quarter 10-Q shows that depreciation expense in the third quarter of 2018 increased 19.6% year over year, while amortization expense decreased by 5.5%. The year-over-year increase in depreciation expense is largely driven by higher levels of capitalized software over the past few years in support of product development and enhancement activities that align with our long-term strategy and key investment areas. The year-over-year decrease in amortization expense occurred as certain intangible assets from some of our earlier acquisitions were fully amortized.

While we do not provide specific guidance on our near-term expectations for expense growth, we’ll comment that increases in compensation are directly related to the investments we’re making to support our growth initiatives. We would also expect depreciation related to capitalized software development to continue to increase in the near term.  Through the end of the third quarter, we have capitalized $40.2 million in labor expenses related to software development, up 16.3% versus the prior year period. This compares to $30.6 million in depreciation related to capitalized software activities, up 39.7% versus the prior year period. We would expect the level of capitalized software expense and its associated depreciation to converge over time.

2.              Can you provide any color on Morningstar’s margin profile by segment, particularly with regard to some of your new initiatives, such as PitchBook, which are experiencing very strong growth?

We report our results in a single segment, and do not otherwise break out margins for our product lines.

We believe that most of our major products have margins that are comparable with those of our key competitors and we remain focused on the inherent operating leverage across the company. In other words, to the extent that we’re successful in increasing revenue from both our existing product portfolio and from our new product launches, we believe our costs should grow at a slower pace, on average, over time. That said, for the right opportunities, we believe there is an appropriate trade-off to increase investments in the near-term while in pursuit of longer-term value creation.

PitchBook is good example. We’ve stated in the past that PitchBook’s margin profile was lower than our corporate average when we closed the acquisition, but robust revenue growth and recent success at sharing corporate resources have contributed to some more recent margin improvement. As we disclosed in our third quarter 10-Q, our increased compensation costs were primarily related to PitchBook growth. We will continue to make the necessary investments to support growth as we still see significant opportunity in the private capital markets. We expect that these investments, along with additional expense for the management bonus plan and intangible amortization, will continue to impact operating margins in the medium term. However, over time, we expect PitchBook to reach a similar operating margin profile as the rest of Morningstar.

Asset Based Fees

3.              I noticed that Managed Portfolios seem to generate more revenue per AUM than Workplace Solutions… why is this?

We disclose revenue for Morningstar Investment Management as a whole, which comprises three product offerings: Managed Portfolios, Institutional Asset Management, and Asset Allocation Services. In recent years, we’ve deliberately focused on our more standardized Managed Portfolios products and have intentionally shifted away from customized investment management products like Institutional Asset Management and Asset Allocation Services, which required building portfolios tailored to the specific needs of institutional clients.

Morningstar Managed Portfolios are institutional-caliber, actively managed products. To implement our valuation-driven investment strategies, Morningstar’s Investment Management group has a global team of 100 portfolio managers and investment research analysts that leverage the proprietary research of 270+ equity and manager research analysts that are part of Morningstar’s Research group. As such, our manager fee reflects our human capital, as well as any ancillary value-added services that we provide to advisors.

In contrast, our program fee in Workplace Solutions reflects access to our proprietary advice engine and methodology rather than a global team of portfolio managers. In addition, we do not have to incorporate fees to compensate us for certain operational or transactional services, since these functions are typically handled by the plan providers.

4.              What are the offsets that you see to fee pressure in both Managed Portfolios and Workplace Solutions?

In our long-term planning for both products, we’ve adopted the assumption that fee compression is here to stay. For both product categories, we expect that growth in assets under management/advisement, plus the delivery of value-added services, will be important drivers of revenue growth that will help us combat fee pressure. In addition, we’ve been focused on optimizing our cost structure to better align with the scalability of our Managed Portfolios and Workplace Solutions products, which in turn allows us to deliver our products and services to the end investor at even lower price points.

In Managed Portfolios, we believe the size of the market opportunity is significant. Cerulli Associates estimates that managed account assets will grow by approximately 14.5% per year through 2020, reaching approximately $8 trillion in assets over that same time frame. Furthermore, we believe that advisors recognize the value in accessing our valuation-driven investment management approach alongside other Morningstar services, such as behavioral coaching and financial planning. In recent years, we’ve also improved the scalability of the Morningstar Investment Management business model by designing Managed Portfolios as a standardized offering, with a condensed set of portfolios that reflect our best thinking, that advisors can use to serve a wide variety of clients. With the advent of our Morningstar Mutual Funds, we have an even greater opportunity to combat fee compression in the industry by shifting our business model. When we use third-party funds in our Managed Portfolios, we charge a manager fee on top of the underlying funds’ fees. When using Morningstar Mutual Funds in our Managed Portfolios, we can generate revenue from the funds themselves while waiving the manager fee. We believe this approach is more cost-efficient for our clients, and for us, than the highly customized approach we offered institutional clients through our Institutional Asset Management and Asset Allocation Services. The latter two are products that we’re committed to supporting, but no longer actively seeking to expand, as we believe that investing our time and capital into Managed Portfolios is the better opportunity in an environment where fee compression has become the norm.

In Workplace Solutions, as the shift from defined benefit to defined contribution plans continues to play out, we’ve been working with our clients to improve their plan participation rates, their participants’ savings rates, and overall asset retention rates. Designating our managed accounts offering as the plan’s qualified default investment alternative (QDIA) and incorporating automatic enrollment options, for example, is one way to increase plan participation rates. Furthermore, we expect that more employers will recognize the benefit of offering their employees comprehensive retirement plans that offer more than just an à la carte menu of approved investment vehicles. Based on participant data provided by plan sponsors, Workplace Solutions can calculate personalized asset allocations, retirement income projections, and personalized recommendations for savings rates, retirement age, and draw-downs. We believe that these features provide more meaningful advice for plan participants, which ultimately improves both savings and asset retention rates. We continue to work on the scalability of Workplace Solutions by leveraging our existing platform across more clients and standardizing certain data processes, and we also anticipate retiring older legacy systems over time.

5.              How many fee layers are there on your Managed Portfolios and retirement products?

We offer our Managed Portfolios in two main ways: directly through our proprietary turnkey asset management program (TAMP), or through third-party platforms. Our TAMP is an end-to-end fee-based advisory experience, in which advisors access our investment management strategies through a proprietary technology platform that offers functionality such as proposals, client reporting, customer service and back office features like trading. Importantly, using our TAMP allows the advisor to share fiduciary responsibility with us. Fee layers that end investors in our TAMP are subject to include the advisor’s fee, Morningstar’s fee, a custodial fee, and for those portfolios consisting of mutual funds and ETFs, the underlying fund’s expense ratio.

Managed Portfolios are also offered on third party platforms. When Morningstar is solely the model provider, we do not provide any of the functionality listed above, nor do we have an advisory relationship with the advisor’s end client. Fee layers experienced by end investors in Managed Portfolios that are accessed through third-party platforms are at the discretion of the platform provider and are often dependent on the number of separate service providers that are involved with the platform. For example, in addition to the advisor’s fee, Morningstar’s manager fee (which is waived if the advisor chooses to use our recently-launched Morningstar Mutual Funds portfolios), a custodial fee, and the underlying fund’s expense ratio (when applicable), there may be a program sponsor or broker/dealer fee and a platform technology provider fee.

In Workplace Solutions, there are fewer layers in the value chain. Fees experienced by end investors in Workplace Solutions typically include Morningstar’s program fee and the underlying holding’s expense ratio. There may also be the plan provider’s fee (which covers functions such as record-keeping, custodian, etc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 9, 2018	By:	/s/ Patrick Maloney
Patrick Maloney
General Counsel